UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2022

Yellow Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Commerce Street, Suite 1120
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (913) 696-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2022, the employment of James Faught, Chief Accounting Officer of Yellow Corporation (the “Company”), was terminated, effective immediately, upon the elimination of the Chief Accounting Officer position. Mr. Faught’s termination was not the result of any disagreement between Mr. Faught and the Company, its management, the Company’s board of directors (the “Board”) on any matter relating to the Company’s operations, policies or practices. Effective December 8, 2022, in connection with the elimination of the Chief Accounting Officer position, Daniel Olivier, age 50, the Company’s Chief Financial Officer since August 2021 (and previously the Interim Chief Financial Officer since November 2020), assumed the duties of the Company’s principal accounting officer which were previously assigned to Mr. Faught in addition to his current duties as principal financial officer.

There is no arrangement or understanding with any person pursuant to which Mr. Olivier was appointed to assume these duties. There are no family relationships between Mr. Olivier and any director or executive officer of the Company, and Mr. Olivier is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

No new compensatory arrangements have been entered into in connection with Mr. Olivier’s assumption of the principal accounting officer role.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW CORPORATION

Date:	December 13, 2022	By:	/s/ Leah K. Dawson
Leah K. Dawson Executive Vice President, General Counsel and Secretary